                                                                   EXHIBIT 10.20

AMENDMENT NO. 5 TO AND LIMITED WAIVER OF CERTAIN PROVISIONS OF CREDIT AGREEMENT

          This AMENDMENT NO. 5 TO AND LIMITED WAIVER OF CERTAIN PROVISIONS OF CREDIT AGREEMENT (this "Amendment and Waiver") is made and entered into as of July 30, 2001, by and among HUDSON RESPIRATORY CARE INC., a California corporation (the "Borrower"), RIVER HOLDING CORP., a Delaware corporation ("Holding") and the Required Lenders (as defined in Article I of the Credit Agreement).

                                    RECITALS

          A. The Borrower, Holding, the Lenders (as defined in Article I of the Credit Agreement), Salomon Brothers Inc., as Arranger, Advisor and Syndication Agent, and Bankers Trust Company, as Administrative Agent and Collateral Agent, entered into a Credit Agreement dated as of April 7, 1998 (as amended and otherwise modified to the date hereof, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

          B. The Borrower requested certain changes to the Credit Agreement and the waiver of certain provisions of the Credit Agreement.

          C. The Required Lenders are willing to so amend the Credit Agreement and waive certain provisions thereof on the terms and conditions set forth herein.

          D. The Borrower, Holding and the Required Lenders are entering this Amendment and Waiver pursuant to Section 9.08(b) of the Credit Agreement.

                                   AGREEMENTS

          In consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Holding and the Required Lenders agree as follows:

          1.  Definitions.

          (a) The definition of "Consolidated Interest Expense" is amended in its entirety to read as follows:

          "'Consolidated Interest Expense' means, for any period, the total interest expense of the Borrower and its consolidated Restricted Subsidiaries, other than any non-cash interest expense with respect to the FS Convertible Senior Subordinated Debt, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Borrower or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of Indebtedness discount and debt issuance cost, including commitment fees, (c) capitalized interest, (d) non-cash interest expenses other than any non-cash interest expense with respect to the FS Convertible Senior Subordinated Debt, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees),
          (g) dividends and other distributions on Disqualified Stock, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by persons other than the Borrower or a wholly owned Subsidiary (to the extent paid in cash), (i) interest Incurred in connection with Investments in discontinued operations,
          (j) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is Guaranteed by the Borrower or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than the Borrower) in connection with Indebtedness Incurred by such plan or trust."

          (b) The definition of "Debt/Adjusted EBITDA Ratio" is amended in its entirety to read as follows:

          "'Debt/Adjusted EBITDA Ratio' means, as of any date with respect to the Borrower and its consolidated Restricted Subsidiaries, (a) the total amount of Debt of the Borrower and its consolidated Restricted Subsidiaries, excluding any FS Convertible Senior Subordinated Debt, as of such date to (b) Adjusted EBITDA of the Borrower and its consolidated Subsidiaries for the period of four fiscal quarters most recently ended for which financial statements are available."

          (c) The first sentence of the definition of "EBITDA" is amended in its entirety to read as follows:

          "'EBITDA' means, for any period, an amount equal to, for the Borrower and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense plus any noncash interest expense with respect to the FS Convertible Senior Subordinated Debt, (iii) depreciation, (iv) amortization, (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period)."

          (d) The definition of "Equity Issuance" is amended in its entirety to read as follows:

          "'Equity Issuance' means the issuance by Holding or the Borrower of any equity interests therein, or the issuance or sale by Holding or the Borrower of any instrument or obligation convertible into or exchangeable for, or giving any person any right, option or warrant to acquire from Holding or the Borrower any equity interests therein or any such convertible or exchangeable instrument or obligation, but excluding (i) the Excluded Shares, (ii) the issuance of shares of the Borrower to Holding pursuant to the Gibeck AB Acquisition, (iii) the issuance of shares by Holding pursuant to the Gibeck AB Acquisition, (iv) the Additional Equity, if any, and (v) any shares issued by the Borrower to any of its shareholders in exchange for the proceeds of the Additional Equity or the FS Convertible Senior Subordinated Debt."

          (e) The definition of "Excluded Shares" is amended in its entirety to read as follows:

          "'Excluded Shares' means Capital Stock of Holding, issued to an employee of Holding, the Borrower or any Subsidiary of the Borrower pursuant to any stock option, stock purchase, stock incentive or other similar plan of Holding, the Borrower or any Subsidiary of the Borrower established for the benefit of their employees (collectively, an "Employee Stock Issuance"), or any Capital Stock of the Borrower issued to Holding in consideration of the contribution by Holding to Borrower of the cash proceeds of any such Employee Stock Issuance."

          (f) The definition of "Permitted Acquisition" is amended by replacing the figure "$45,000,000" in clause (e)(ii)(A) thereof with the figure "$40,000,000" and by adding the following proviso at the end thereof:

          "; provided that notwithstanding anything in this Agreement to the contrary, without the prior written consent of Required Lenders, no Asset Acquisitions or Stock Acquisitions shall be permitted on and after the Fifth Amendment Effective Date."

          (g) the definition of "Pricing Adjustment" is amended by deleting the "and" at the end of clause (ii) thereof and by adding the following prior to the period at the end of clause (iii) thereof:

          "; and

          (iv) the Pricing Adjustment shall be 0% during the period from the Fifth Amendment Effective Date through June 30, 2002."

          (h) The definition of "Revolving Credit Maturity Date" is amended in its entirety to read as follows:

          "'Revolving Credit Maturity Date' means June 30, 2003."

          (i) The definition of "Subordinated Obligations" is amended by adding the phrase "including, but not limited to the FS Convertible Senior Subordinated Debt" at the end thereof.

          (j) The definition of "Term Loan Maturity Date" is amended in its entirety to read as follows:

          "'Term Loan Maturity Date' means June 30, 2003."

          (k) The following definitions are inserted in Section 1.01 of the Credit Agreement in alphabetical order:

          "'Acquisition Loans' has the meaning set forth in Section 3.13(e)(1).

          'Additional Equity' means (a) Capital Stock of Holding or the Borrower issued in exchange for up to $18,000,000 in cash proceeds paid by Freeman Spogli, an Affiliate of Freeman Spogli, management of Holding and/or the Borrower and other existing shareholders of Holding and/or the Borrower so long as such cash proceeds are either contributed to the Borrower or used to purchase Capital Stock of the Borrower on or prior to the Fifth Amendment Effective Date plus (b) any Capital Stock of Holding or the Borrower issued upon conversion of the FS Convertible Senior Subordinated Debt which Capital Stock, to the extent constituting Capital Stock of the Borrower, shall be pledged to the Administrative Agent pursuant to a non-recourse Pledge Agreement, satisfactory in form and substance to Administrative Agent, by the holders thereof.

          'Fifth Amendment' means that certain Amendment No. 5 and Limited Waiver to this Agreement dated as of July 30, 2001.

          'Fifth Amendment Effective Date' means the date on which the Fifth Amendment becomes effective pursuant to paragraph 22 thereof.

          'FS Convertible Senior Subordinated Debt' means up to $15,000,000 in aggregate principal amount of unsecured convertible senior subordinated notes of the Borrower owing to an Affiliate of Freeman Spogli, Freeman Spogli, management of Holding and/or the Borrower and/or other existing shareholders of Holding or the Borrower (which may include up to $6,500,000 in FS Convertible Senior Subordinated Debt issued in April and May 2001 and Indebtedness outstanding pursuant to Section 6.01(j) hereof), and any unsecured convertible senior subordinated notes issued in lieu of cash interest thereon, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof; provided that
          (1) interest shall not be payable in cash on such notes but shall be either accrued and compounded or shall be payable by the issuance of additional unsecured convertible senior subordinated notes to the extent such issuance is in compliance with the requirements of any indenture governing Subordinated Obligations of the Borrower or any Subsidiary; (2) such notes shall not mature earlier than March 31, 2005 and shall have no scheduled amortization or sinking fund payments payable thereon; and (3) payments on or with respect to such notes shall be subordinated on terms and conditions substantially in the form attached as Annex A to the Fifth Amendment.

          'Independent Consultant' means a consultant not affiliated with any Credit Party or any Lender.

          'Working Capital Loans' has the meaning set forth in Section 3.13(e)(2)."

          2. Commitments. The second sentence in Section 2.01 shall be amended in its entirety to read as follows:

          "Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans; provided however that on and after the Fifth Amendment Effective Date,
          --------
          Borrower may not borrow or reborrow Acquisition Loans (as defined in Section 3.13(e)(1))."

          3. Fees. Section 2.05 is amended by adding the following subsections immediately after subsection (d) thereof:

          "(e) The Borrower agrees to pay to each Lender, through the Administrative Agent, on July 1, 2002, a fee equal to 0.075% of the sum of such Lender's Revolving Credit Commitment and outstanding Term Loans as of such date.

          (f) If the compliance certificate filed by the Borrower with respect to the fiscal period ended June 30, 2002 sets forth a Debt/Adjusted EBITDA Ratio in excess of 4.90:1.00, or if such compliance certificate is not filed by the deadline set forth in Section 5.04(b), the Borrower agrees to immediately pay each Lender, through the Administrative Agent, a fee equal to 0.025% of the sum of such Lender's Revolving Credit Commitment and outstanding Term Loans as of such deadline."

          4.    Interest on Loans.

          (a)   Section 2.06(a) is amended in its entirety to read as follows:

          "(a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus

                (i) from the Fifth Amendment Effective Date through June 30, 2002, 3.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 3.25% less the applicable Pricing Adjustment in the case of Acquisition Loans;

                (ii) from July 1, 2002 through March 31, 2003, 3.50% less the applicable Pricing Adjustment in the case of Term Loans and Working

                Capital Loans and 3.75% less the applicable Pricing Adjustment in the case of Acquisition Loans; and

                (iii) from April 1, 2003, 4.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 4.25% less the Applicable Pricing Adjustment in the case of Acquisition Loans."

          (b)   Section 2.06(b) is amended in its entirety to read as follows:

          "(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus

                (i) from the Fifth Amendment Effective Date through June 30, 2002, 4.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 4.25% less the applicable Pricing Adjustment in the case of Acquisition Loans;

                (ii) from July 1, 2002 through March 31, 2003, 4.50% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 4.75% less the applicable Pricing Adjustment in the case of Acquisition Loans; and

                (iii) from April 1, 2003, 5.00% less the applicable Pricing Adjustment in the case of Term Loans and Working Capital Loans and 5.25% less the Applicable Pricing Adjustment in the case of Acquisition Loans."

          5. Default Interest. Section 2.07 is hereby amended in its entirety as follows:

          "Upon the occurrence and during the continuation of any Event of Default, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the outstanding principal amount of all Loans, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder on such Loans at the rate otherwise applicable to such Loan pursuant to Section 2.06 without making the applicable Pricing Adjustment plus 2.00% per annum."

          6. Termination and Reduction of Commitments. Section 2.09(b) is hereby amended by adding at the end thereof the following:

          "The Borrower in making any voluntary reduction of the Revolving Credit Commitments may designate whether such reduction applies to the Revolving Credit Commitments available with respect to Acquisition Loans pursuant to Section 3.13(e)(1) hereof, or to the Revolving Credit Commitments available with respect to Working Capital Loans pursuant to Section 3.13(e)(2) hereof."

          7. Repayment of Term Borrowings. Section 2.11(a) is hereby amended by deleting the figure "$3,000,000" each place it appears and by inserting in lieu thereof in the table for June 30, 2003, the figure "$12,000,000".

          8.  Mandatory Prepayments.

          (a) Section 2.13(a) is amended to add at the end thereof the following:

          "In the event that, as of any date of determination, the sum of (x) cash on hand plus (y) Permitted Investments exceeds $5,000,000 for a period of greater than 30 consecutive days, in each case as determined for Borrower and its Restricted Subsidiaries on a consolidated basis (the amount of such excess being hereinafter referred to as the `Excess Liquidity'), Borrower shall repay or prepay its Swingline Loans and its Revolving Credit Borrowings by an amount equal to such Excess Liquidity, such Excess Liquidity being applied to repay or prepay first Swingline Loans to the full extent thereof, second Working Capital Loans and third Acquisition Loans, in the case of Swingline Loans and Working Capital Loans without any related reduction in the Revolving Credit Commitment."

          (b) Section 2.13(c) is amended in its entirety to read as follows:

              "(c)  In the event and on each occasion that

              (i) an Equity Issuance occurs as part of an initial public offering of the Capital Stock of the Borrower or Holding, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply Net Cash Proceeds therefrom in an amount equal to 50% of the net cash proceeds of the Capital Stock sold in such initial public offering (whether or not all such Capital Stock is offered by the Borrower or Holding) to prepay outstanding Term Loans and/or reduce the Revolving Credit Commitment in accordance with
          Section 2.13(g); provided, however, that the remaining portion of such Net Cash Proceeds shall be applied either (A) pursuant to Section 6.05(a)(iii) for the redemption of Exchangeable Preferred Stock (including accreted PIK liquidation preference) or (B) to prepay outstanding Term Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g); and

              (ii) an Equity Issuance occurs other than as part of an initial public offering of the Capital Stock of the Borrower or Holding, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans and/or reduce the Revolving Credit Commitment in accordance with Section 2.13(g)."

          9. Use of Proceeds. Section 3.13(e) is amended in its entirety to read as follows:

          "(e) Notwithstanding anything in this Agreement to the contrary, but subject to Section 2.01(b) on and after the Fifth Amendment Effective Date, (1) not more than $40,000,000 of the Aggregate Revolving Credit Exposure outstanding at any time shall have been used by the Borrower for purposes of Permitted Acquisitions pursuant to Section 6.04(c) (the "Acquisition Loans"), (2) not more than $15,000,000 of the Aggregate Revolving Credit Exposure outstanding at any time may be used by the Borrower for any corporate purpose other than Permitted Acquisitions (the "Working Capital Loans"), and (3) no further Acquisition Loans will be made to the Borrower."

          10.   Maintaining Records; Access to Properties and Inspections.
          Section 5.07 is amended by adding the following subsection (c) at the end thereof:

          "(c) Following an Event of Default resulting from a failure of the Borrower to comply with Section 6.09, 6.10, 6.11 or 6.12 hereof and upon the request of the Administrative Agent, each Credit Party will, and will cause its subsidiaries to, cooperate with an Independent Consultant hired on behalf of the Lenders to conduct such examinations and inquiries with respect to the business, operations and prospects of Borrower and its subsidiaries as may be requested by the Administrative Agent in its discretion, the results of such examinations and inquiries to be reported to the Lenders; provided that such Independent Consultant shall be selected by the Borrower from a list of three such Independent Consultants selected by the Administrative Agent and that all costs and expenses of such Independent Consultant shall be paid by the Borrower."

          11. Indebtedness. Section 6.01 is amended in its entirety to read as follows:

          "SECTION 6.01 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01(a); provided, however, that such Indebtedness shall be repaid concurrently with the incurrence of the Borrowing of the Initial Credit Event hereunder ("Indebtedness to be Paid");

          (b) Indebtedness represented by the Notes and by the other Credit Documents;

          (c) Indebtedness under the Senior Subordinated Notes (as the same may be amended from time to time, without increasing the committed amount thereunder, except as otherwise permitted by this Section) and any Refinancing Indebtedness of the Borrower with respect thereto in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause and then outstanding, shall not exceed the sum of the then outstanding Indebtedness under the Senior Subordinated Notes;

          (d) Indebtedness (i) of the Borrower to any wholly owned Restricted Subsidiary or to any Guarantor and (ii) of any Restricted Subsidiary to the Borrower or any wholly owned Restricted Subsidiary;

          (e) Indebtedness represented by the Guarantees of Indebtedness Incurred pursuant to clause (c) (provided, that any Guarantee with respect to the Senior Subordinated Notes will be subordinated to the same extent as the Senior Subordinated Notes) or clause (d);

          (f) Indebtedness relating to Capital Lease Obligations, Sale/Leaseback Transactions and Permitted Purchase Money Liens; provided, that

                (i) with respect to Capital Lease Obligations, Indebtedness relating to Purchase Money Liens and Unrestricted Sale/Leaseback Transactions, either (A) the Incurrence of such Indebtedness relating to Capital Expenditures, Unrestricted Sale/Leaseback Transactions and Permitted Purchase Money Liens would be permitted pursuant to Section 6.08 in the fiscal year in which it is Incurred, or (B) the aggregate principal amount of such Indebtedness does not exceed $10,000,000 at any one time; and

                (ii) with respect to Restricted Sale/Leaseback Transactions, if the Net Cash Proceeds thereof are applied in accordance with
                Section 2.13(b).

          (g) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Borrower) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement or to business transactions of the Borrower or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

          (h) Indebtedness represented by Guarantees constituting Investments permitted by Section 6.03(c)(iii)(B);

          (i)   The FS Convertible Senior Subordinated Debt; and

          (j) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (a) through (g) and clause (i)) does not exceed $5,000,000 at any one time outstanding;

          provided that notwithstanding anything in this Agreement to the contrary, the sum of the aggregate outstanding principal amount of all Indebtedness permitted under clauses (i) and (j) of this Section 6.01 shall not exceed $15,000,000."

          12.   Mergers, Consolidations, Sales of Assets and Acquisitions.
Section 6.04(c) is amended to read in its entirety as follows:

          "(c) The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, lease, or otherwise acquire (in one transaction or a series of transactions) any Assets or capital stock (or other equity interests) of any person other than as permitted pursuant to Section 6.03 (provided that Investments pursuant to Section 6.03(d) shall be limited to Restricted Subsidiaries existing as of the Fifth Amendment Effective Date), Section 6.08 and, with the consent of Required Lenders, Permitted Acquisitions."

          13. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. Section 6.05(a) is amended by amending the text preceding the first proviso contained in clause (a) thereof in its entirety to read as follows:

          "(a) Directly or indirectly, declare or pay any dividend or make any distribution (whether in cash, securities or other Property) on or with respect to the Capital Stock of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Borrower or any Restricted Subsidiary) except for any dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except any dividend or distribution which is made to the Borrower or a wholly owned Restricted Subsidiary (provided that such Restricted Subsidiary is a Wholly Owned Subsidiary), or any dividend or distribution payable solely in shares of Capital Stock (other than Redeemable Stock) of the Borrower, purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any Affiliate of the Borrower held by persons other than the Borrower or a Restricted Subsidiary or any Securities exchangeable for or convertible into any such Capital Stock (other than for or into Capital Stock of the Borrower that is not Disqualified Stock), purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, or the refinancing of any Subordinated Obligations with Refinancing Indebtedness), or make any Investment (other than pursuant to Section 6.03) in any person or to pay cash interest on the FS Convertible Senior Subordinated Debt (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted Payment");"

and by deleting the "or" at the end of clause (a)(vii)(B) thereof and inserting the following prior to the period at the end of clause (b) thereof:

          "or

          (c) Make any interest payment, or permit its subsidiaries to make any interest payment on any Subordinated Obligations with the proceeds, in whole or in part, of Loans if at any time during the five Business Day period preceding the borrowing of such Loans, the outstanding aggregate Revolving Credit Exposure used by the Borrower for any purpose other than Permitted Acquisitions exceeds $8,000,000, unless the Administrative Agent has consented in writing to such payment."

          14. Capital Expenditures. Section 6.08 is amended to add the following proviso at the end of the first sentence thereof:

          "; provided further that during the four fiscal quarter period,
             --------
          commencing with the fourth fiscal quarter in fiscal year 2000 and through the third fiscal quarter in fiscal year 2001, the Borrower may exclude up to $750,000 in the aggregate in Capital Expenditures."

          15. Debt/Adjusted EBITDA Ratio. Section 6.09 is amended in its entirety to read as follows:

          "SECTION 6.09. Debt/Adjusted EBITDA Ratio. The Debt/Adjusted EBITDA Ratio shall not exceed the following amounts as of the ends of the fiscal quarters of the Borrower ending nearest to the following dates:

 Fiscal Quarter
Ending Nearest to                                     Debt/Adjusted EBITDA Ratio
--------------------------------------------------------------------------------------------------------------
                             1998         1999         2000         2001         2002         2003     2004
--------------------------------------------------------------------------------------------------------------
March 31                                6.40:1.00    5.60:1.00      N/A        6.35:1.00    4.20:1.00
--------------------------------------------------------------------------------------------------------------
June 30                    6.75:1:00    6.40:1.00    6.00:1.00      N/A        5.55:1.00    4.10:1.00
--------------------------------------------------------------------------------------------------------------
September 30               6.75:1.00    6.20:1.00    5.50:1.00    8.75:1.00    4.60:1.00
--------------------------------------------------------------------------------------------------------------
December 31                6.40:1.00    6.00:1.00    6.90:1.00    6.35:1.00    4.40:1.00
--------------------------------------------------------------------------------------------------------------

          ; provided that

          (i) for the period of four fiscal quarters ending nearest to September 30, 2001, the Debt/Adjusted EBITDA Ratio shall be calculated by dividing (a) the Debt of the Borrower and its Restricted Subsidiaries as of the last day of such period by (b) 2 times Adjusted EBITDA for the two fiscal quarters ended nearest to September 30, 2001; and

          (ii) for the period of four fiscal quarters ending nearest to December 31, 2001, the Debt/Adjusted EBITDA Ratio shall be calculated by dividing (a) the Debt of the Borrower and its Restricted Subsidiaries as of the last day of such period by

          (b) 1.33 times Adjusted EBITDA for the three fiscal quarters ended nearest to December 31, 2001."

          16. Minimum EBITDA. Section 6.10 is amended to read in its entirety as follows:

          "SECTION 6.10. Minimum EBITDA. The Borrower's EBITDA for the four fiscal quarters ending nearest to the following dates shall not be less than the following amounts:

  Fiscal Quarter
 Ending Nearest to                                        Minimum EBITDA
----------------------------------------------------------------------------------------------------
                               1998         1999         2000         2001         2002         2003
----------------------------------------------------------------------------------------------------
March 31                             $24,000,000  $26,500,000          N/A  $29,000,000  $37,500,000
----------------------------------------------------------------------------------------------------
June 30                              $24,000,000  $27,500,000  $ 2,750,000  $33,000,000  $38,000,000
----------------------------------------------------------------------------------------------------
September 30                         $24,500,000  $28,000,000  $11,000,000  $36,000,000
----------------------------------------------------------------------------------------------------
December 31             $24,000,000  $25,000,000  $24,000,000  $22,500,000  $37,000,000
----------------------------------------------------------------------------------------------------

          ; provided that

          (i) for the period of four quarters ending nearest to June 30, 2001, minimum EBITDA shall be calculated for the one fiscal quarter ended nearest to June 30, 2001 only;

          (ii) for the period of four quarters ending nearest to September 30, 2001, minimum EBITDA shall be calculated for the two fiscal quarters ended nearest to September 30, 2001 only; and

          (iii) for the period of four quarters ending nearest to December 31, 2001, minimum EBITDA shall be calculated for the three fiscal quarters ended nearest to December 31, 2001 only."

          17. Interest Coverage Ratio. Section 6.11(d) is amended in its entirety as follows:

          "(d)   The ratio of EBITDA to Consolidated Interest Expense for the period of four fiscal quarters ending nearest to each of the following dates, shall not be less than the following ratios:


  Fiscal Quarter
Ending Nearest to                      Consolidated Interest Coverage Ratio
--------------------------------------------------------------------------------------
                             1999       2000       2001       2002       2003     2004
--------------------------------------------------------------------------------------
March 31                1.55:1.00  1.80:1.00        N/A  1.60:1.00  2.35:1:00
--------------------------------------------------------------------------------------
June 30                 1.55:1.00  1.70:1.00        N/A  1.80:1.00  2.40:1:00
--------------------------------------------------------------------------------------
September 30            1.65:1.00  1.70:1.00  1.20:1.00  2.15:1.00
--------------------------------------------------------------------------------------
December 31             1.65:1.00  1.25:1.00  1.60:1.00  2.25:1.00
--------------------------------------------------------------------------------------

          ; provided that

          (i) for the period of four fiscal quarters ending nearest to September 30, 2001, the Consolidated Interest Coverage Ratio shall be calculated for the two fiscal quarters ended nearest to September 30, 2001 only; and

          (ii) for the period of four fiscal quarters ending nearest to December 31, 2001, the Consolidated Interest Coverage Ratio shall be calculated for the three fiscal quarters ended nearest to December 31, 2001 only."


          18. Fixed Charge Coverage Ratio. Section 6.12 is amended in its entirety as follows:

          "SECTION 6.12 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio as of the end of the period of four fiscal quarters ending nearest to the following dates shall not be less than the following ratios, beginning with the fiscal quarter ending nearest to March 31, 1999:


  Fiscal Quarter
Ending Nearest to                  Fixed Charge Coverage Ratio
------------------------------------------------------------------------------
                        1999       2000       2001       2002       2003  2004
------------------------------------------------------------------------------
March 31           1.05:1.00  1.00:1.00        N/A  0.85:1.00  1.15:1.00
------------------------------------------------------------------------------
June 30            1.00:1.00  1.00:1.00        N/A  0.95:1.00  1.15:1.00
------------------------------------------------------------------------------
September 30       1.00:1.00  1.00:1.00  0.65:1.00  1.10:1.00
------------------------------------------------------------------------------
December 31        1.00:1.00  0.70:1.00  0.85:1.00  1.10:1.00
------------------------------------------------------------------------------

          ; provided that

          (i) for the period of four fiscal quarters ending nearest to September 30, 2001, the Fixed Charge Coverage Ratio shall be calculated for the two fiscal quarters ended nearest to September 30, 2001 only; and

          (ii) for the period of four fiscal quarters ending nearest to December 31, 2001, the Fixed Charge Coverage Ratio shall be calculated for the three fiscal quarters ended nearest to December 31, 2001 only."

          19.   Bank Accounts.  Article VI is amended by adding the following
Section 6.15 at the end thereof:

          "6.15 BANK ACCOUNTS. Neither Holding, the Borrower nor any Restricted Subsidiary shall open or maintain any new bank account at any financial institution that is not a Lender. Within 90 days of the effectiveness of the Fifth Amendment, Borrower, Wells Fargo Bank, N.A. and the Administrative Agent shall enter into a blocked account agreement providing that upon the occurrence of an Event of Default and notice by the Administrative Agent, all collected amounts in such account will be transferred to Administrative Agent for repayment of the Revolving Loans but without any related commitment reduction."

          20. Events of Default. Section 7.01 is amended by deleting the "or" at the end of clause (l) thereof and by adding the following at the end of clause (m) thereof:

          "(n) the audited financial statements for the fiscal year ending on or about December 31, 2000 delivered pursuant to Section 5.04(a) are materially adversely different than the draft of such financial statements delivered by the Borrower to the Lenders on May 25, 2001 or are not accompanied by an opinion of the Borrower's accountants complying with Section 5.04(a)(i) of the Credit Agreement and a certificate of an officer complying with Section 5.04(d) of the Credit Agreement; or

          (o) the financial statements for the fiscal quarter ending on or about March 31, 2001 delivered pursuant to Section 5.04(b) are materially adversely different than the draft of such financial statements delivered by the Borrower to the Lenders on June 18, 2001;"

          21. Limited Waiver. The undersigned Lenders, constituting Required Lenders under the Credit Agreement, hereby waive (A) compliance with Section 5.04(a) of the Credit Agreement with respect to the fiscal year ending on or about December 31, 2000 until August 15, 2001, on which date such waiver will expire without any further action; (B) the failure to deliver at the time required the financial statements required under Section 5.04(b) of the Credit Agreement with respect to the fiscal quarter ending on or about March 31, 2001;
(C) the failure to deliver at the time required the financial statements required under Section 5.04(c) of the Credit Agreement with respect to the fiscal months ending on or about January 31, 2001, February 28, 2001, April 30, 2001 and May 31, 2001; (D) the failure to deliver the certificates required under Section 5.04(d) of the Credit Agreement with respect to the fiscal quarter ended on or about March 31, 2001; and with respect to the fiscal months ending on or about January 31, 2001, February 28, 2001, April 30, 2001 and May 31, 2001 until August 15, 2001, on which date such waiver will expire without any further action, provided that Borrower need not provide the information set forth in subsection (ii) of Section 5.04(d) in the certificates delivered for such periods; and (E) compliance with Section 6.01 from April 1, 2001 through and including the date on which this Amendment and Waiver becomes effective pursuant to paragraph 22 hereof, but only to the extent noncompliance with such section is as a result of the FS Convertible Senior Subordinated Debt incurred in April 2001. Further, the undersigned Lenders, constituting

Required Lenders under the Credit Agreement, waive any Defaults or Events of Default under the financial covenants set forth in the Credit Agreement during the period from and including December 29, 2000 through and including the date on which this Amendment and Waiver becomes effective pursuant to paragraph 22 hereof. Without limiting the generality of the provisions of Sections 5.04(a), 5.04(b), 5.04(c), 5.04(d) and 6.01 of and the financial covenants set forth in the Credit Agreement, pursuant to which this waiver is made, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by the Borrower with the provisions of Sections 5.04(a), 5.04(b), 5.04(c), 5.04(d) and 6.01 of and the financial covenants set forth in the Credit Agreement in the manner and to the extent described in this paragraph, and nothing in this paragraph shall be deemed to (a) constitute a waiver of compliance by Borrower with respect to (i) Sections 5.04(a), 5.04(b), 5.04(c), 5.04(d) and 6.01 of and the financial covenants set forth in the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Syndication Agent, the Collateral Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Limited Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

          22. Binding Effect and Effectiveness. This Amendment and Waiver may be executed in as many counterparts as may be convenient and shall become binding when the Borrower, Holding and the Required Lenders have each executed and delivered at least one counterpart, and shall become legally binding and immediately effective upon satisfaction of the following conditions precedent:

          (a) The Borrower shall have paid to each Consenting Lender an amendment fee equal to 0.375% of the sum of such Lender's Revolving Credit Commitment and outstanding Term Loans as of the date of this Amendment. A "Consenting Lender" is any Lender that executes and delivers to the Administrative Agent an executed signature page to this Amendment and Waiver at or before 12:00 noon, Los Angeles time, on July 30, 2001.

          (b) The Borrower shall have paid to the Administrative Agent all fees which are due and payable to the Administrative Agent under the Credit Agreement as amended. The Borrower shall have paid all legal expenses of counsel to Administrative Agent with respect to periods prior to July 18, 2001.

          (c) The Borrower shall have received, or shall receive concurrently herewith, $18,000,000 in aggregate cash proceeds in connection with the issuance of the Additional Equity, FS Convertible Senior Subordinated Debt or a combination thereof (which may include up to $6,500,000 in FS Convertible Senior Subordinated Debt issued in April and May 2001 and Indebtedness outstanding pursuant to Section 6.01(j) of the Credit Agreement so long as such Indebtedness satisfies the conditions set forth in the definition of "FS Convertible Senior Subordinated Debt" included in this Amendment and Waiver) and shall have applied, or shall apply concurrently herewith, such cash proceeds for working capital purposes or with respect to such cash proceeds received on the Fifth Amendment Effective Date, first to repay outstanding Revolving Loans made for purposes other than Permitted Acquisitions to the full extent thereof and thereafter to repay outstanding Revolving Loans made for the purpose of funding Permitted Acquisitions to the full extent thereof but in either case without any corresponding Revolving Credit Commitment reduction.

          (d) The Administrative Agent and the Lenders shall have received the quarterly financial statements for the quarter ended on or about March 31, 2001, required pursuant to Section 5.04(b) of the Credit Agreement and the monthly financial statements for the months of January, February, March, April and May in Fiscal Year 2001 required pursuant to Section 5.04(c) of the Credit Agreement.

          23. Representations and Warranties. In order to induce Lenders to enter into this Amendment and Waiver, the Borrower and Holding, by its execution of a counterpart of this Amendment and Waiver, represents and warrants that after giving effect to this Amendment and Waiver (a) no Default or Event of Default exists under the Credit Agreement, (b) all representations and warranties contained in the Credit Agreement and the instruments and agreements referred to therein are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date and
(c) the Borrower and Holding have performed all agreements to be performed on its part as set forth in the Credit Agreement.

          24. Governing Law. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          25. Reference to Credit Agreement. Except as amended and waived hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the effectiveness of the amendment to the Credit Agreement accomplished hereby, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Credit Agreement shall be deemed a reference to the Credit Agreement, as amended hereby.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective officers as of the date first above written.

                              HUDSON RESPIRATORY CARE INC.

                              By:    /s/ Patrick G. Yount
                                    ----------------------------------------
                              Name:   Patrick G. Yount
                              Title:  Chief Financial Officer

                              RIVER HOLDING CORP.

                              By:   /s/ Patrick G. Yount
                                    ----------------------------------------
                              Name:   Patrick g. Yount
                              Title:  Chief Financial Officer

                              Acknowledged by:

                              BANKERS TRUST COMPANY, as Administrative Agent and Collateral Agent

                              By:   /s/ Mary Jo Jolly
                                    ----------------------------------------
                              Name:   Mary Jo Jolly
                              Title:  Assistant Vice President

                              SALOMON BROTHERS INC., as Arranger,
                              Advisor and Syndication Agent

                              By:   /s/ Allen Fisher
                                    ----------------------------------------
                              Name:   Allan Fisher
                              Title:  Attorney-in-Fact

                              LENDERS
                              -------

                              BANKERS TRUST COMPANY

                              By:   /s/ Mary Jo Jolly
                                    ----------------------------------------
                              Name:   Mary Jo Jolly
                              Title:  Assistant Vice President

                              BANK OF AMERICA, N.A.

                              By:   /s/ David Maiorella
                                    ----------------------------------------
                              Name:   David Maiorella
                              Title:  Vice President

                              BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                              By:   /s/ David Fraenkel
                                    ----------------------------------------
                              Name:   David Fraenkel
                              Title:  Vice President

                              BHF (USA) CAPITAL CORPORATION

                              By:   /s/ Thomas Dearth
                                    ----------------------------------------
                              Name:   Thomas Dearth
                              Title:  Associate

                              By:   /s/ Ronni J. Leopold
                                    ----------------------------------------
                              Name:   Ronni J. Leopold
                              Title:  Vice President

                              CITICORP USA, INC.

                              By:   /s/ Allen Fisher
                                    ----------------------------------------
                              Name:   Allan Fisher
                              Title:  Vice President

                              IMPERIAL BANK

                              By:   /s/ Thomas G. Kinzel
                                    ----------------------------------------
                              Name:   Thomas G. Kinzel
                              Title:  Vice President

                              ROYAL BANK OF CANADA

                              By:   /s/ Peter Gray-Donald
                                    ----------------------------------------
                              Name:   Peter Gray-Donald
                              Title:  Senior Manager

                              SOCIETE GENERALE

                              By:   /s/ Richard Bernal
                                    ----------------------------------------
                              Name:   Richard Bernal
                              Title:  Director, Corporate Banking

                              WELLS FARGO BANK, N.A.

                              By:   /s/ S. Michael St. Geme
                                    ----------------------------------------
                              Name:   S. Michael St. Geme
                              Title:  Vice President

                              BANK AUSRTIA CREDITANSTALT CORPORATE FINANCE, INC.

                              By:   /s/ Deter Boehme
                                    ----------------------------------------
                              Name:   Deter Boehme
                              Title:  Executive Vice President

                              By:   /s/ Peter Maher
                                    ----------------------------------------
                              Name:   Peter Maher
                              Title:  Vice President